Exhibit 99.1

XingGuang Investment Corporation Limited
#413 2731 Long Hunan Road
Shanghai 201315

April 8, 2009

China Carbon Graphite Group, Inc.
c/o Xinghe Yongle Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Attention:  Donghai Yu, CEO

Re:  Amendment to Securities Purchase Agreement

Gentlemen:

Reference is made to the securities purchase agreement (the “Purchase Agreement”) and the registration rights agreement, both dated December 14, 2007, by and between China Carbon Graphite Group, Inc., a Nevada corporation then known as Achievers Magazine Inc. (the “Company”) and XingGuang Investment Corporation Limited, a British Virgin Islands corporation (“Investor”).

1. Sections 6.7 and 6.8 of the Purchase Agreement are hereby deleted in their entireties.

2. Section 1.1(h) of  the Registration Agreement, which sets forth the definition of Required Effective Date, is hereby amended to read as follows:

““Required Effective Date” shall mean the first to occur of (i) December 31, 2010, (ii) ten (10) days following the receipt of a “No Review” or similar letter from the SEC or (iii) the third (3rd) business day following the day the Company receives notice from the SEC that the SEC has determined that the Registration Statement eligible to be declared effective without further comments by the SEC; provided, however, that in no event shall the Required Effective Date of a Subsequent Registration Statement be earlier than the earliest date on which, based on SEC Guidance, the SEC will declare effective such Additional Registration Statement.”

3. All other provisions of the Purchase Agreement and the Registration Agreement shall be read in a manner consistent with this Amendment.

4. Except as amended by this Amendment, the Purchase Agreement and the Registration Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first aforesaid.

XINGGUANG INVESTMENT CORPORATION LIMITED

By: /s/ Xiang Xin Sun
Name:  Xiang Xin Sun
Title:  President

CHINA CARBON GRAPHITE GROUP, INC.

By: /s/  Donghai Yu
       Donghai Yu, Chief Executive Officer